              As Filed With the Securities and Exchange Commission
                               on August 31, 2001

                                                     Registration No. 333-______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                        PINNACLE FINANCIAL PARTNERS, INC.
             (Exact name of Registrant as Specified in its Charter)

              TENNESSEE                                     62-1812853
     (State or Other Jurisdiction of                    (I.R.S. Employer
     Incorporation or Organization)                     Identification No.)

    PINNACLE FINANCIAL PARTNERS, INC.                         37201
    217 COMMERCE STREET, SUITE 300                          Zip Code)
        NASHVILLE, TENNESSEE
(Address of Principal Executive Offices)

           PINNACLE FINANCIAL PARTNERS, INC. 2000 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 M. TERRY TURNER
                               THE COMMERCE CENTER
                         211 COMMERCE STREET, SUITE 300
                           NASHVILLE, TENNESSEE 37201
                     (Name and address of agent for service)


                                 (615) 744-3700
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              BOB F. THOMPSON, ESQ.
                             BASS, BERRY & SIMS PLC
                        315 DEADERICK STREET, SUITE 2700
                         NASHVILLE, TENNESSEE 37238-0002


                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                                          Proposed maximum       Proposed maximum
 Title of securities to    Amount to be       offering          aggregate offering        Amount of
      be registered         registered    price per share(1)         price (1)        registration fee
=========================================================================================================
Common Stock, par value   520,000 shares       $7.60                $3,952,000             $988.00
$1.00 per share
=========================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act, includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act and is based on the average of the bid and ask prices for the Common Stock on August 24, 2001.

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION
                                    STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by Pinnacle Financial Partners, Inc. (the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

                  (1) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000;

                  (2) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001; and

                  (3) The description of the Registrant's Common Stock par value $1.00 per share contained in the Registrant's Registration Statement on Form 8-A filed with the Commission and dated August 3, 2000, including all amendments and reports filed for purposes of updating such description; and

         All documents and reports subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares covered hereby have been sold or which registers all such shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's bylaws provide that its directors and officers will be indemnified against expenses that they actually and reasonably incur if they are successful on the merits of a claim or proceeding. In addition, the bylaws provide that the Registrant will advance to its directors and officers reasonable expenses of any claim or proceeding so long as the director or officer furnishes the Registrant with (1) a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct and
(2) a written statement that he or she will repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

         When a case or dispute is settled or otherwise not ultimately determined on its merits, the indemnification provisions provide that the Registrant will indemnify its directors and officers when they meet the applicable standard of conduct. The applicable standard of conduct is met if the director or officer acted in a manner he or she in good faith believed to be in or not opposed to the Registrant's best interests and, in the case of a criminal action or proceeding, if the insider had no reasonable cause to believe his or her conduct was unlawful. The Registrant's board of directors, shareholders or independent legal counsel determines whether the director or officer has met the applicable standard of conduct in each specific case.

         The Registrant's bylaws also provide that the indemnification rights contained in the bylaws do not exclude other indemnification rights to which a director or officer may be entitled under any bylaw, resolution or agreement, either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote. The Registrant can also provide for greater indemnification than is provided for in the bylaws if the Registrant chooses to do so, subject to approval by its shareholders and the limitations provided in the Registrant's charter as discussed in the subsequent paragraph.

         The Registrant's charter eliminates, with exceptions, the potential personal liability of a director for monetary damages to the Registrant and its shareholders for breach of a duty as a director. There is, however, no elimination of liability for:

         - a breach of the director's duty of loyalty to the Registrant or its shareholders;

         - an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; or

         - any payment of a dividend or approval of a stock repurchase that is illegal under the Tennessee Business Corporation Act.

         The Registrant's charter does not eliminate or limit the Registrant's right or the right of its shareholders to seek injunctive or other equitable relief not involving monetary damages.

         The indemnification provisions of the bylaws specifically provide that the Registrant may purchase and maintain insurance on behalf of any director or officer against any liability asserted against and incurred by him or her in his or her capacity as a director, officer, employee or agent whether or not the Registrant would have had the power to indemnify against such liability.

         The Registrant's bylaws further provide that, under similar limitations and conditions specified above for its directors and officers, the Registrant is obligated to provide indemnification for its organizers and may provide indemnification for its employees and agents.

         The Tennessee Business Corporation Act provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation's best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the Tennessee Business Corporation Act provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The Tennessee Business Corporation Act also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the Tennessee Business Corporation Act mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The Tennessee Business Corporation Act provides that a court of competent jurisdiction, unless the corporation's charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable

ITEM 8.  EXHIBITS

See Exhibit Index (Page II-6)



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

ITEM 9.  UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 24th day of August, 2001.


                                    PINNACLE FINANCIAL PARTNERS, INC.



                                    By: /s/ M. Terry Turner
                                        ----------------------------------------
                                        M. Terry Turner
                                        Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints M. Terry Turner and Robert A. McCabe, Jr. and each of them his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

         Signature                                     Title                                   Date
         ---------                                     -----                                   ----

/s/ Sue G. Atkinson                                   Director                           August 24, 2001
-------------------------------------
Sue G. Atkinson

/s/ Gregory L. Burns                                  Director                           August 24, 2001
-------------------------------------
Gregory L. Burns

/s/ Colleen Conway-Welch                              Director                           August 24, 2001
-------------------------------------
Colleen Conway-Welch

/s/ Clay T. Jackson                                   Director                           August 24, 2001
-------------------------------------
Clay T. Jackson

/s/ John E. Maupin, Jr.                               Director                           August 24, 2001
-------------------------------------
John E. Maupin, Jr.

/s/ Robert A. McCabe, Jr.                    Chairman of the Board of Directors          August 24, 2001
-------------------------------------
Robert A. McCabe, Jr.

/s/ Robert E. McNeilly, Jr.                           Director                           August 24, 2001
-------------------------------------
Robert E. McNeilly, Jr.

/s/ Dale W. Polley                                    Director                           August 24, 2001
-------------------------------------
Dale W. Polley

/s/ Hugh M. Queener                          Executive Vice President, Chief             August 24, 2001
-------------------------------------        Administrative Officer**
Hugh M. Queener

/s/ Linda E. Rebrovick                                Director                           August 24, 2001
-------------------------------------
Linda E. Rebrovick

/s/ James L. Shaub, II                                Director                           August 24, 2001
-------------------------------------
James L. Shaub, II

/s/ Reese L. Smith, III                               Director                           August 24, 2001
-------------------------------------
Reese L. Smith, III

/s/ M. Terry Turner                          President, Chief Executive Officer,         August 24, 2001
-------------------------------------        and Director*
M. Terry Turner


*  Principal executive officer.

** Principal financial and accounting officer.

                                  EXHIBIT INDEX

        Exhibit
          No.                         Exhibit Description
          ---                         -------------------

         4.1      Registrant hereby incorporates by reference exhibits 3.1 (the
                  Registrant's charter), 3.2 (the Registrant bylaws) and 4.1
                  (specimen stock certificate of the Registrant's common stock) of its Registration Statement on Form SB-2, as amended (File
                  No. 333-38018).

         5.1      Opinion of Bass, Berry & Sims PLC

         23.1     Consent of Arthur Anderson LLP

         23.2     Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

         24.1 Power of Attorney (included on the signature page to the Registration Statement)